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                                                     Exhibit 10.5


                     COGNITRONICS CORPORATION


                    1996 EXECUTIVE BONUS PLAN



The Compensation Committee of the Board of Directors of Cognitronics Corporation has adoptedand approved this 1996 Executive Bonus Plan as a part of the 1996 compensation packages for each of the following executive officers:
President, Treasurer, Vice President - Engineering, Vice President - Manufacturing and Vice President - Sales.

The aggregate bonus pool to be established for the above designated participants consists of two components: A - a varying amount based on the achievement of stipulated levels of consolidated income before taxes exclusive of executive bonus expense and special or non-recurring charges ("Operating Income"); and B - a discretionary amount not to exceed an aggregate of $75,000 based on the attainment of performance goals by the individual participants.

The bonus pool is to be calculated as follows:



                                                   Component
                                  ------------------------------------------
  Range of Operating Income                     A                      B
  -------------------------       ------------------------------   ----------

Under $1.0 million                                0                    $75,000


$1.0 million to $1.99 million     8% of Operating Income in            $50,000
                                  excess of $1.0 million

$2.0 million to $2.99 million     $80,000 plus 10% of Operating        $25,000
                                  Income in excess of $2.0 million

$3.0 million and over             $180,000 plus 10% of Operating         $0
                                  Income in excess of $3.0 million


Component A -  To be allocated among the participants by the Compensation
               Committee after reviewing the written recommendations of the President; however, the President's share of this pool cannot exceed 50% and not less than 50% must be allocated among the other four participants.

Component B -  To be allocated among the participants by the Compensation
               Committee based the attainment of individual performance goals, except that the President cannot participate in this component if Operating Income is less than $1.3 million.